Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of 15th day of December, 2008, by and between Duckwall-ALCO Stores, Inc., a Kansas corporation (the "Company"), and James Spencer, an individual.

W I T N E S S E T H:

WHEREAS, the Company desires to employ James Spencer as the Company's Senior Vice President-Operations (hereinafter the “Employee”) on the terms and conditions set forth herein;

NOW, THEREFORE, the Company and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1.

DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

"Base Salary" shall mean the amount set forth in Section 3(a).

"Board" shall mean the board of directors of the Company.

"Cause" shall mean (i) the Employee's material violation of any of Sections 2(c), 4(a),4(b) or 4(c) of this Agreement; (ii) the Employee engaging in conduct which is fraudulent or illegal with respect to the Company or any of its subsidiaries; (iii) the Employee’s gross negligence in the performance or nonperformance of his duties or responsibilities hereunder; (iv) the Employee's engagement in misconduct which is materially injurious or materially damaging to the Company or any of its subsidiaries or the reputation of the Company or any of its subsidiaries; (v) the Employee's conviction of, or plea of nolo contendere to, a felony; (vi) failure to cooperate with regulatory or legal proceedings; or (vii) material breach of Company policy; (viii) Employee’s unauthorized use or disclosure of confidential or proprietary information, or related materials, or the violation of any of the terms of the Company’s standard confidentiality policies and procedures; (ix) Employee’s violation of the Company’s policies on discrimination, harassment or substance abuse.

"Competitor" shall have the meaning set forth in Section 4(b).

"Confidential Information" shall have the meaning set forth in Section 4(c).

"Change of Control" shall mean a change in control of a nature as set forth in the Duckwall-ALCO Stores, Inc. Incentives Stock Option Plan of 2003, or as may be amended ("ISO Plan").

"Disability" shall mean Employee's permanent disability or incapacity as determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Company in its good faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days. Employee’s employment will terminate automatically on Employee’s death. If Employee dies before Employee’s employment starts, all of the provisions of this Agreement will also terminate and there will be no liability of any kind under this Agreement.

"Earned Obligations" shall mean, as of the date of Termination of Employment, the sum of (A) the Employee's aggregate Base Salary through such date to the extent not theretofore paid, plus (B) all vacation pay, expense reimbursements and other cash entitlements earned by the Employee hereunder as of such date to the extent not theretofore paid.

"Good Reason" means any of the following:

(a)       Any material diminution in Employee’s Salary, other than any such reduction agreed to by Employee in writing.

(b)       Any material diminution in Employee’s authority, duties or responsibilities.

(c)       Any other action or inaction that constitutes a material breach by the Company of this Agreement.

(d)      The Company has a Change in Control.

(e)       The Company’s placing Employee on paid leave for up to 90 consecutive days while it is determining whether there is a basis to terminate Employee’s employment for Cause will not constitute Good Reason.

(f)        To terminate Employee’s employment “for Good Reason”, Employee must give the Company a Termination Notice detailing why Employee believes a Good Reason event has occurred and such notice must be provided to the Company within ninety (90) days of the initial occurrence of such alleged Good Reason event. The Company shall then have thirty (30) days after its receipt of written notice to cure the item cited in the written notice. “Good Reason” will not have formally occurred with respect to the event in question, unless and until the cure period has expired and the item remains uncured. At the end of the cure period, if the Company has not cured the basis for the Good Reason termination, Employee’s obligation to serve the Company, and the Company’s obligation to employ Employee under the terms of this Agreement, shall terminate simultaneously.

"Person" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or governmental or other agency or political subdivision thereof.

"Termination of Employment" shall mean (i) the Employee's death or Disability, (ii) termination by the Company of the Employee's employment for Cause or without Cause, (iii) resignation by the Employee from the employ of the Company, (iv) retirement of the Employee.

SECTION 2.

EMPLOYMENT AND TERM

(a)      Employment. The Company hereby offers to employ the Employee as Employee of the Company, and the Employee hereby accepts such employment.

(b)      Employment Period. The Employee’s employment under this Agreement will begin on December 15, 2008 and will thereafter govern Employee’s employment with the Company until the effective date of termination of Employee’s employment, the “Employment Period”. During the Employment Period, the Employee will be an “at-will” employee of the Company.

(c)      Duties. The Employee shall have all powers, duties and responsibilities commensurate with his position as set forth in Section 2 hereof or as may be assigned by the Company from time to time (provided any such powers, duties and responsibilities assigned by the Company are commensurate with such position). The Employee shall devote substantially all of his business time, attention and energies to the performance of his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict the Employee from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, provided that none of such activities interferes with the performance of his duties and responsibilities hereunder or conflicts or competes with the interests of the Company or its subsidiaries. The Employee shall not serve on the Board of Directors or similar governing body of any for-profit Person without the consent of the Company, which consents will not be unreasonably withheld. The Employee shall report to the President & CEO of the Company.

SECTION 3.

COMPENSATION AND BENEFITS

(a)      Base Salary. For services performed by the Employee for the Company and its subsidiaries pursuant to this Agreement, the Company shall pay the Employee an initial Base Salary of Two Hundred Fifteen Thousand Dollars ($215,000.00) per year, payable in accordance with the Company's regular payroll practices and subject to annual review by the Company to consider increases.

(b)      Bonus. The Employee shall be entitled to participate in any Bonus Plan that the Compensation Committee and Board of Directors of the Company may from time to time adopt. Such Plans will be based upon the Company’s achievement of certain financial objectives tied to the enhancing of shareholder value and Return On Equity (ROE). ROE is defined for any completed fiscal year as (Earnings from continuing operation before discontinued operations excluding cumulative change in accounting and one-time termination benefits recognized in accordance with FAS 146) divided by (stockholders' equity beginning of year plus stockholders' equity end of year divided by two). The Employee shall be entitled to receive an annual Bonus equal to Thirty-Five Percent (35%) of Employee’s base salary. Any bonus payments for the fiscal year 2009 will be prorated based upon the days employed in Fiscal Year 2009, which ends February 1, 2009. The Employee acknowledges that on the date of the execution of this Employment Agreement, the Compensation Committee and the Board of Directors of the Company have not adopted a Bonus Plan for Fiscal 2009.The Company, at its sole discretion may pay, or not pay any other bonus as it determines. Employee agrees to reimburse the Company and/or have the Company offset any payments due to Employee to the extent that any bonuses are paid on financial information which is later determined to be materially overstated and results in any financial restatement, which would have lessened the amount paid to Employee.

(c)      Additional Benefits. The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization, vacations and bonus programs normally provided to other members of the executive management of the Company generally and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company.

(d)      Business Expenses. Employee will be reimbursed for all reasonable business expenses incurred by Employee in performing Employee’s responsibilities under the Employment Agreement in accordance with Company policies. It is understood as Senior Vice President-Operations, those expenses necessary to provide Employee with 24/7 connection and access to perform Employee’s duties from home will be included as reasonable business expenses. If any business expense is taxable, reimbursement will not be paid later than December 31 of the year which the expense is incurred.

(e)      Relocation Expenses. The Company will pay the following relocation expenses:

(1)       Moving expenses for moving Employee’s furniture and personal possessions from Arkansas to Kansas.

(2)       The Company will, in an effort to assist Employee with establishment of a household in Kansas, will pay Employee reasonable relocation expenses related to your move from Arkansas to Kansas, in an amount not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate. Any reimbursements made to you under this Section will be made on or before June 30, 2009, subject to your prior submission of appropriate supporting documentation in accordance with the Company’s policies.

(3)       The Company will reimburse Employee the first Thirty Thousand Dollars ($30,000.00) of the total Real Estate commissions and closing cost associated with selling Employee’s residence in Arkansas.

(f)      Subject to the approval and authorization by the Compensation Committee of the Board of Directors of the Company, Employee will be granted options to purchase 30,000 shares of the company’s common stock as provided in the Company’s 2003 Incentive Stock Option Plan. The exercise price will be the closing sale price of the Company’s Common Stock on the NASDAQ Global Market on the date of the grant.

(g)      Employee will be entitled to four (4) weeks of paid annual vacation during Employee’s employment.

SECTION 4.

COVENANTS

(a)      Non-Interference. For a period ending on the second anniversary of the Termination of Employment of the Employee, the Employee agrees to refrain from, directly, indirectly or as an agent on behalf of or in conjunction with any Person, (i) soliciting or encouraging any Employee of the Company or its subsidiaries who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Information (as defined below), to leave the employment of the Company or its subsidiaries or (ii) soliciting any customer of the Company or any of its subsidiaries on behalf of any Competitor.

(b)      Noncompetition. For a period ending on the second anniversary of the Termination of Employment of the Employee, the Employee will not, either directly or indirectly, own, manage, operate, join or control or participate (or serve as a consultant or in a similar position) in the ownership, management operation or control of, any business, entity, firm, partnership, corporation or other Person, whether, private, governmental or quasi-governmental ("Competitor"), other than the Company and its subsidiaries, which is engaged, directly or indirectly, in any state where the Company has a retail establishment, including (i) the business of the development, design, production, supply, sale or distribution of small variety or discount retail stores or (ii) any other business engaged in or being developed by the Company or its subsidiaries in which the Employee has played a material role in the acquisition, development or management of such business; provided, however, that the Employee will not be deemed to engage in any of the businesses of any publicly traded corporation solely by reason of his ownership of less than 2% of the outstanding stock of such Person or by serving as a director on the board of directors of a customer or supplier of the Company at the request of the Company.

(c)      Nondisclosure of Confidential Information.

(1)       Company Information. In the performance of his duties, the Employee has previously had, and may be expected in the future to have, access to Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, methods, strategies, services, customer lists, prospective customer lists, customer records, telephone lists and all other information with respect to customers (including, but not limited to, customers of the Company on whom he called or with whom he became acquainted during the term of his employment), documents, notes, working papers, records, systems, contracts, agreements, market data and related information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing plans, finances, pricing and credit documents and policies, service development techniques or plans, business acquisition plans, new personnel acquisition plans or other business information presently owned or at any time hereafter developed by the Company or its subsidiaries, agents or consultants or used presently or at any time hereafter in the course of the business of the Company and its subsidiaries, that are not otherwise part of the public domain (collectively, the "Company Information"). All such Company Information is considered secret and has been and/or will be disclosed to the Employee in confidence, and the Employee acknowledges that, as a consequence of his employment and position with the Company and its subsidiaries, the Employee will have access to and become acquainted with Company Information. Except in the performance of his duties to the Company or its subsidiaries, the Employee shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Company Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Company Information, which the Employee has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Company Information. Upon termination of this Agreement, or whenever requested by the Company, the Employee shall promptly deliver to the Company any and all of the Company Information and copies thereof, not previously delivered to the Company or its subsidiaries, that may be in the possession or under the control of the Employee. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between or among the Employee and the Company (and/or any of its subsidiaries), (ii) such Company Information which has become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved, (iii) the Employee's general skills and education, and know-how of broad application known to the Employee or independently developed by the Employee prior to the Employee's employment by the Company or (iv) the Employee is required to disclose Company Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, that the Employee shall, prior to any such disclosure, immediately notify the Company of such requirement and provided further, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Company Information to be so disclosed on such terms as it shall determine.

(2)       Third Party Information. In the performance of his duties, the Employee has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Employee shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third Party Information.

(d)	Enforcement.

(1)       The Employee acknowledges that violation of any of the covenants and agreements set forth in this Section 4 would cause the Company or any of its subsidiaries irreparable damage for which the Company or any of its subsidiaries cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by the Employee of this Section 4, the Company or its subsidiaries shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). Employee agrees to pay all of the Company's court costs and attorneys' fees incurred in enforcing its rights under this Section 4 and all other obligations of Employee under this Employment Agreement. This provision shall not, however, be construed as a waiver of any of the rights which the Company or its subsidiaries may have for damages under this Agreement or otherwise, and all of the Company's and its subsidiaries' rights and remedies shall be unrestricted. This Section 4 shall survive termination of this Agreement or Termination of Employment for any reason whatsoever.

(2)       If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather the Agreement shall be reformed and construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In particular, if any of the covenants or agreements set forth in Section 4, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, or otherwise, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or the areas of such provision or otherwise limit any such provision, and, in its reduced form, such provision shall then be enforceable. The parties intend that each covenant set forth in this Section 4 shall be deemed to be a series of separate covenants, one for each and every county and political subdivision to which it is applicable.

(3)       Employee understands that the provisions of this Section 4 may limit his ability to earn a livelihood in a business similar to the business of the Company and its subsidiaries but nevertheless agrees and hereby acknowledges that such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and its subsidiaries and the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided hereunder, is sufficient to compensate the Employee for the restrictions contained in this Section 4. In consideration of the foregoing and in light of the Employee's education, skills and abilities, the Employee agrees that he will not assert, and it should not be considered, that any provisions of this Section 4 prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

(4)       Each of the covenants of this Section 4 is given by the Employee as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

SECTION 5.

TERMINATIONS

(a)      Termination of Agreement. At the Termination of Employment, Sections 4(c), 4(d) and 5(c) will survive, and Sections 4(a) and 4(b) will survive only to the extent set forth in this Section 5.

(b)      Procedures Applicable to Termination of Employment. The Employee may resign upon notice to the Company. The Employee must, however, give at least thirty (30) days advance notice of his resignation. The Company may notify the Employee that his employment is terminated, with or without Cause, or for Disability and in such case the date of Termination of Employment will be the date such notice is given.

(c)      Obligations of the Company and the Employee Upon Termination of Employment.

(1)	Termination In the Event of Death or Disability.

(A)      In the event of the Employee's death or Disability, the Company shall pay to the Employee or the Employee's heirs, estate or legal representatives, as the case may be, the following:

(i)        all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment; and

(ii)       any benefits earned by the Employee as of the date of Termination of Employment under all qualified and non qualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

(B)      In the event of Termination of Employment as a result of the Employee's Disability, the Company shall keep in force existing health and dental benefits for the Employee and his dependents for a period of twelve (12) months from the date of Termination of Employment on the basis in effect at the time of such Termination of Employment.

(C)      In the event of Termination of Employment as a result of the Employee's Disability, the Employee agrees that the covenants made by the Employee set forth in Sections 4(a) and 4(b) of this Agreement will remain in effect for the period specified therein.

(2)	Termination Without Cause or for Good Reason.

(A)      In the event that the Company terminates the Employee's employment without Cause or the Employee terminates his employment for Good Reason (but excluding Termination of Employment by reason of the Employee's death or Disability), the Company shall pay to the Employee the following:

(i)        all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment;

(ii)       any benefits earned by the Employee as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements;

(iii)      the Company shall pay to the Employee, subject to applicable withholding, one additional year of Base Salary paid in accordance with the Company's regular payroll practices; and

(iv)      the Company shall continue all benefits coverage of the Employee and his dependents provided under the Company's benefit plans or policies (or under other benefit plans or policies that provide substantially equivalent coverage) for a period of ninety (90) days following Termination of Employment.

(B)      If the Employee obtains other employment that would cause Employee to violate Section 4(b) were it then in effect during the period the Company remains obligated to compensate Employee as set forth in this Section 5, the Employee shall promptly notify the Company thereof and of the aggregate gross compensation payable to Employee in respect of such other employment, and the Company shall have the right to deduct, dollar for dollar, from the amount payable by the Company to Employee the gross aggregate amount of compensation Employee receives from such other employment.

(C)      The Employee agrees that the covenants made by the Employee set forth in Sections 4(a) and 4(b) of this Agreement will remain in effect for the period specified therein.

(3)	Other Terminations.

(A)      In the event of Termination of Employment for any other reason (including a termination for Cause or resignation), the Company shall pay to the Employee the following:

(i)        all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment; and

(ii)       any benefits earned by the Employee as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

(B)      The Employee agrees that the covenants made by the Employee set forth in Sections 4(a) and 4(b) of this Agreement will remain in effect for the periods specified therein.

(4)       Exclusivity. The amounts payable to the Employee pursuant to Sections 5(c), as the case may be, shall be the Employee's sole remedy in the event of the Termination of Employment of the Employee, and the Employee waives any and all rights to pursue any other remedy at law or in equity; provided, however, that this shall not constitute a waiver of any rights provided under any federal, state or local laws or regulations relating to discrimination in employment and provided, further, that nothing in this Section 5(c) or elsewhere in this Agreement is intended to limit the Employee's rights under Company Plans or applicable law which by their terms survive the applicable Termination of Employment.

SECTION 6.

EMPLOYEE REPRESENTATIONS

(a)      Employee represents that he is free to enter into this Agreement and that he has no outstanding agreements which would prohibit him from the execution of this Agreement and carrying out the responsibilities delegated herein.

SECTION 7.

MISCELLANEOUS

(a)       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed to be the "Company" for purposes of this Agreement.

(b)      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

(1) if to the President or the Company, to:

Duckwall-ALCO Stores, Inc.
401 Cottage Street
Abilene, KS 67410
Attention: President

(2) if to the Employee to:

James Spencer
Duckwall-Alco Stores, Inc.
401 Cottage Street
Abilene, KS 67410

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

(c)      Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of the Employee under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to the Employee or (ii) make other satisfactory arrangements with the Employee to satisfy such withholding obligations.

(d)      No Assignment; No Third-Party Beneficiaries. Except as otherwise expressly provided in Section 6.1 herein, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. No person shall be, or deemed to be, a third-party beneficiary of this Agreement.

(e)      Execution in Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on anyone counterpart.

(f)      Governing Law: Jurisdiction. The validity of this Agreement and the interpretation and performance of all its terms shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the choice of law rules thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting the District of Kansas in the event any dispute that the parties fail to resolve arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement in any court other than courts set forth above. In any such proceeding, the parties agree to accept service of process by mail at the addresses herein provided for notice.

(g)      Headings. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

DUCKWALL-ALCO STORES, INC.

By:
Lawrence J. Zigerelli, President and CEO

James Spencer